Exhibit 32
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Bear Lake Recreation, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Wayne Bassham, President and director and Todd Albiston, Secretary/Treasurer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 5/12/2005                         /s/Wayne Bassham
      ----------                         ---------------------------
                                         Wayne Bassham
                                         President and director


Dated: 5/12/2005                         /s/Todd Albiston
      ----------                         ---------------------------
                                         Todd Albiston
                                         Secretary/Treasurer and director